SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF , THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 08/31/2003
FILE NUMBER 811-7892
SERIES NO.: 5

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Institutional Class          $339,842
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Private Investment Class     $  9,945
              Personal Investment Class    $    251
              Cash Management Class        $ 72,637
              Reserve Class                $    240
              Resource Class               $ 14,523


73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
         1.   Dividends from net investment income
              Institutional Class          $000.0131
         2. Dividends for a second class of open-end company shares (form nnn.nnnn)
              Private Investment Class     $000.0101
              Personal Investment Class    $000.0077
              Cash Management Class        $000.0124
              Reserve Class                $000.0045
              Resource Class               $000.0111



74U.     1.   Number of shares outstanding (000's Omitted)
              Institutional Class        21,238,605
         2.   Number of shares outstanding of a second class of open-end company  (000's Omitted)
              Private Investment Class      978,300
              Personal Investment Class      47,265
              Cash Management Class       4,473,178
              Reserve Class                  57,082
              Resource Class              1,239,293


74V.     1.   Net asset value per share (to nearest cent)
              Institutional Class          $ 1.00
         2. Net asset value per share of a second class of open-end company (to nearest cent)
              Private Investment Class     $ 1.00
              Personal Investment Class    $ 1.00
              Cash Management Class        $ 1.00
              Reserve Class                $ 1.00
              Resource Class               $ 1.00